EXHIBIT 99.2

Unless otherwise indicated or the context otherwise requires:

•	“JohnsonDiversey,” “our company,” “we,” “our” and “us” refer to JohnsonDiversey, Inc. and its consolidated subsidiaries.

•	“Holdings” refers to JohnsonDiversey Holdings, Inc., our parent company.

•	“CMH” refers to Commercial Markets Holdco, Inc.

•	“SCJ” refers to S.C. Johnson & Son, Inc.

•	“SNW” refers to SNW Co., Inc., a wholly-owned subsidiary of SCJ.

•	“CD&R” refers to Clayton, Dubilier & Rice, Inc., or any successor to its investment management business.

•	“CD&R Investor” refers to CDR Jaguar Investor Company, LLC, a Delaware limited liability company organized by Clayton, Dubilier & Rice Fund VIII, L.P., a private investment fund managed by CD&R.

•

“CD&R Investor Parties” refers to CD&R Investor and CDR F&F Jaguar Investor, LLC, a Delaware limited liability company organized by CD&R Friends & Family Fund VIII, L.P., a private investment fund managed by CD&R.

•	“Unilever” refers to Unilever PLC, Unilever N.V. and their subsidiaries.

•	“Marga” refers to Marga B.V., a wholly-owned subsidiary of Unilever.

•	“Conopco” refers to Conopco, Inc., a wholly-owned subsidiary of Unilever.

•	The “Transactions” refers to the transactions described in the section “The Transactions.”

•	“GAAP” refers to generally accepted accounting principles in the United States.

ix

SUMMARY HISTORICAL AND PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL DATA

The summary audited historical consolidated financial data below as of and for the fiscal years ended December 29, 2006, December 28, 2007 and December 31, 2008 are derived from our audited consolidated financial statements and the related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2008. The summary unaudited historical consolidated financial data as of and for the nine months ended September 26, 2008 and October 2, 2009 are derived from our unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2009. In the opinion of management, our unaudited interim consolidated financial statements as of and for the nine months ended September 26, 2008 and October 2, 2009 include all adjustments, consisting of normal and recurring adjustments, necessary to present fairly the data for the periods covered by such financial statements. The unaudited pro forma financial data below as of and for the twelve months ended October 2, 2009 reflect adjustments to our historical financial data to give effect to the Transactions. You should read the following summary historical and unaudited pro forma condensed consolidated financial data together with the financial statements and related notes and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2009 and the information included herein under “Unaudited Pro Forma Condensed Consolidated Financial Data.”

	Historical					Pro Forma
	Fiscal Year Ended (audited)			Nine Months Ended (unaudited)		Twelve Months Ended (unaudited)
	As of and for December 29, 2006	As of and for December 28, 2007	As of and for December 31, 2008	As of and for September 26, 2008	As of and for October 2, 2009	As of and for October 2, 2009
	(dollars in thousands)
Selected Income Statement Data:
Net sales (1)	$2,839,268	$3,041,740	$3,315,877	$2,523,411	$2,312,603	$3,105,069
Cost of sales	1,666,817	1,764,224	1,990,082	1,496,279	1,364,905	1,858,708
Gross profit	1,172,451	1,277,516	1,325,795	1,027,132	947,698	1,246,361
Selling, general and administrative expenses	1,123,880	1,117,702	1,067,732	818,071	732,767	982,428
Research and development expenses	58,112	65,539	67,077	50,885	46,591	62,783
Restructuring expenses	114,787	27,165	57,291	13,484	8,162	51,969
Operating profit (loss)	(124,328)	67,110	133,695	144,692	160,178	149,181
Interest expense, net	107,583	96,559	97,720	73,352	66,298	118,778
Other (income) expense, net	5,232	(787)	5,671	678	(4,316)	677
Income tax provision (benefit)	(92,994)	65,846	57,531	61,141	54,822	55,354
Income (loss) from continuing operations	(144,149)	(94,508)	(27,227)	9,521	43,374	(25,627)
Income (loss) from discontinued operations, net of tax	262,456	7,877	15,465	15,548	(857)	(4,204)
Net income (loss)	118,307	(86,631)	(11,762)	25,069	42,517	(29,831)
Net income (loss) attributable to noncontrolling interests	25	—	—	—	—	—
Net income (loss) attributable to JohnsonDiversey, Inc.	118,282	(86,631)	(11,762)	25,069	42,517	(29,831)

Selected Balance Sheet Data:
Cash and cash equivalents	$208,313	$97,071	$107,818	$181,518	$128,645	$128,645
Total assets	3,302,772	3,436,529	3,197,192	3,464,175	3,332,897	3,385,309
Total debt, including current portion	1,095,545	1,101,530	1,081,826	1,120,871	1,099,344	1,428,612
Stockholders’ equity	944,671	958,267	714,496	938,429	814,600	599,184

Selected Other Financial Data:
EBITDA (2)	$465,192	$235,551	$278,001	$267,670	$245,344	$255,622
Credit Agreement EBITDA (2)	315,080	373,557	364,157	293,525	297,336	367,803
Capital expenditures (3)	93,381	111,159	121,211	86,569	58,988	93,630
Depreciation and amortization	198,410	156,746	128,236	98,628	82,019	111,627
Cash interest expense, net	109,960	93,415	92,912	54,829	48,560	102,857

Credit Statistics:
Total debt, including current portion/Credit Agreement EBITDA						3.88x
Total net debt, including current portion/Credit Agreement EBITDA						3.53x
Credit Agreement EBITDA/Cash interest expense, net						3.58x

(1)	Sales agency termination fees of $1.1 million, $3.2 million, $0.7 million, $0.6 million, $0.5 million and $0.6 million under our prior sales agency agreement with Unilever were included in net sales for the fiscal years ended December 29, 2006, December 28, 2007 and December 31, 2008, the nine months ended September 26, 2008 and October 2, 2009 and the twelve months ended October 2, 2009, respectively.

(2)	We present EBITDA because we believe it provides investors with important additional information to evaluate our performance. We believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, we believe that investors, analysts and rating agencies will consider EBITDA useful in measuring our ability to meet our debt service obligations. However, EBITDA is not a recognized measure under GAAP, and when analyzing our financial results, investors should use EBITDA in addition to, and not as an alternative to, net income or net cash provided by operating activities as defined under GAAP. In addition, because other companies may calculate EBITDA differently, this measure will not be comparable to EBITDA or similarly titled measures reported by other companies.

We also present Credit Agreement EBITDA because it is a financial measure that will be used in the credit agreement for our new senior secured credit facilities. Credit Agreement EBITDA is not a recognized measure under GAAP and should not be considered as a substitute for financial performance and liquidity measures determined in accordance with GAAP, such as net income, operating income or operating cash flow. Credit Agreement EBITDA differs from the term EBITDA as it is commonly used. Credit Agreement EBITDA is calculated as set forth below and is defined in accordance with the credit agreement for our new senior secured credit facilities.

Borrowings under our new senior secured credit facilities will be a key source of our liquidity. Our ability to borrow under our new senior secured credit facilities will depend upon, among other things, compliance with certain representations, warranties and covenants under the credit agreement for our new senior secured credit facilities. The financial covenants in our new senior secured credit facilities include a specified debt to Credit Agreement EBITDA leverage ratio and a specified Credit Agreement EBITDA to interest expense coverage ratio for specified periods. Failure to comply with these financial ratio covenants would result in a default under the credit agreement for our new senior secured credit facilities and, absent a waiver or an amendment from our lenders, would permit the acceleration of all outstanding borrowings under our new senior secured credit facilities.

The following table reconciles EBITDA and Credit Agreement EBITDA to net cash flows provided by (used in) operating activities, which is the GAAP measure most comparable to EBITDA and Credit Agreement EBITDA, for each of the periods for which EBITDA and Credit Agreement EBITDA are presented.

	Historical					Pro Forma
	Fiscal Year Ended (audited)			Nine Months Ended (unaudited)		Twelve Months Ended (unaudited)
	December 29, 2006	December 28, 2007	December 31, 2008	September 26, 2008	October 2, 2009	October 2, 2009
	(dollars in thousands)
Net cash flows provided by (used in) operating activities	$(6,492)	$33,296	$49,197	$50,194	$101,736	$30,685
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures of businesses	95,069	93,261	9,404	110,169	40,871	36,486
Depreciation and amortization expense	(198,410)	(156,746)	(128,236)	(98,628)	(82,019)	(111,627)
Amortization of debt issuance costs	(5,848)	(4,747)	(4,984)	(3,743)	(3,502)	(13,571)
Interest accrued on long-term receivables–related parties	2,464	2,583	2,749	2,021	2,138	—
Changes in deferred income taxes	10,395	(41,618)	6,058	(34,929)	(14,693)	25,608
Changes in restricted cash and cash equivalent	—	—	49,463	—	—	—
Gain (loss) from divestitures	234,974	(538)	11,753	11,709	(732)	(688)
Gain (loss) on property disposals	(581)	4,218	(736)	73	(173)	(982)
Compensation costs for long-term incentives	(393)	(515)	(400)	(300)	(161)	(261)
Other	(12,896)	(15,825)	(6,030)	(11,497)	(948)	4,519

Net income (loss) attributable to JohnsonDiversey, Inc.	118,282	(86,631)	(11,762)	25,069	42,517	(29,831)
Net income (loss) attributable to noncontrolling interests	25	—	—	—	—	—
Income tax provision	40,610	68,811	63,755	70,621	54,510	55,048
Interest expense, net	107,865	96,625	97,772	73,352	66,298	118,778
Depreciation and amortization expense	198,410	156,746	128,236	98,628	82,019	111,627

EBITDA (unaudited)	465,192	235,551	278,001	267,670	245,344	255,622

Adjustments (unaudited):
Restructuring related costs (a)	199,181	105,453	94,014	39,467	30,816	85,744
Acquisition and divestiture adjustment (b)	(381,637)	1,161	(22,624)	(25,911)	1,169	3,962
Non-cash and other items, net (c)	28,078	18,925	1,635	1,669	5,818	5,784
Compensation adjustment (d)	4,266	12,467	13,131	10,630	14,189	16,691

Credit Agreement EBITDA (unaudited) (e)	$315,080	$373,557	$364,157	$293,525	$297,336	$367,803

(a)	For a further description of restructuring and other one-time charges relating to the November 2005 Plan, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2009.
(b)	For a further description of adjustments related to businesses divested during the applicable period, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2009.
(c)	Adjustments primarily related to changes in the allowance for doubtful accounts, changes in the reserve for excess and obsolete inventory and gains and losses on sales of capital assets.
(d)	Expenses related to certain cash-based employee benefits that will be converted to an equity plan in connection with the Transactions.
(e)	Credit Agreement EBITDA includes EBITDA of certain operations divested subsequent to the applicable period of $44,144, $17,637 and $7,918 in the fiscal years ended December 29, 2006, December 28, 2007 and December 31, 2008, respectively, and $7,918 in the nine months ended September 26, 2008.

(3)	Capital expenditures include expenditures for capitalized computer software.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The unaudited pro forma condensed consolidated balance sheet presented below reflects the unaudited condensed consolidated historical balance sheet of JohnsonDiversey, Inc. as of October 2, 2009 as if the Transactions, as described under “The Transactions,” had occurred on that date. The unaudited pro forma condensed consolidated statements of operations presented below reflect the operations of JohnsonDiversey, Inc. for the nine months and twelve months ended October 2, 2009 and the operations of JohnsonDiversey, Inc. for the year ended December 31, 2008 as if the Transactions had occurred on December 29, 2007.

The unaudited pro forma condensed consolidated financial information of JohnsonDiversey, Inc. presented below is derived from the historical consolidated financial statements of JohnsonDiversey, Inc. and adjusted to give effect to, among other things:

•

the repurchase or redemption of both series of our outstanding 9.625% senior subordinated notes due 2012, which we collectively refer to as the senior subordinated notes, and repayment of all outstanding borrowings under our existing senior secured credit facilities, which we refer to as existing debt, totaling $1,052 million, plus payment of accrued interest of $26.0 million, payment of premiums of $10.1 million in connection with the repurchase or redemption of our senior subordinated notes, and payment of $4.7 million to terminate the interest rate swap contracts associated with our term loans, all as of October 2, 2009;

•	the write-off as a direct charge to retained earnings of the unamortized balance of capitalized debt issuance costs of existing debt of $10.4 million as of October 2, 2009;

•

the incurrence by us of $1.4 billion of new indebtedness, including the senior notes we intend to offer pursuant to a private placement and approximately $63.6 million in capitalized new debt issuance costs as of October 2, 2009;

•

the settlement of amounts due from Unilever, consisting of $84.1 million of receivables and $30.0 million of payables, relating to post-closing adjustments associated with the acquisition of the DiverseyLever business in 2002, and payments due to Unilever under the sales agency arrangements, as of October 2, 2009;

•	the repurchase of $83.3 million previously securitized accounts receivable as of October 2, 2009; and

•

the recognition of incremental interest expense of the following amounts, as if the Transactions occurred on December 28, 2008, reflecting the result of the change in balances and interest rates for the periods indicated:

–	$15.7 million for the nine months ended October 2, 2009;
–	$25.2 million for the twelve months ended October 2, 2009; and
–	$40.0 million for the year ended December 31, 2008.

Regardless of the exact legal order of the Transactions, items that impact us are reflected in our unaudited condensed pro forma consolidated financial statements.

The pro forma adjustments are based upon available information and assumptions that management believes are reasonable; however, such adjustments are subject to change. In addition, such adjustments are estimates and may not prove to be accurate.

The unaudited pro forma condensed consolidated statements of operations presented below do not reflect any one-time charges or additional costs expected to result from the Transactions. Non-recurring charges related to the Transactions have been excluded from the unaudited pro forma condensed consolidated statements of operations in accordance with Regulation S-X. The estimated pre-tax, one-time charges that have been excluded include the following amounts as of December 28, 2007: (a) the write-off of $18.3 million of unamortized capitalized debt issuance costs associated with existing debt, (b) the payment of premiums of $10.1 million in connection with the repurchase or redemption of our senior subordinated notes and (c) the payment of $4.5 million to terminate the interest rate swap contracts.

The unaudited pro forma condensed consolidated financial information is for illustrative purposes only and does not reflect what JohnsonDiversey Inc.’s financial position and results of operations would have been had the Transactions occurred on the dates indicated and are not indicative of JohnsonDiversey, Inc.’s future financial position and future results of operations. The consolidated financial statements of JohnsonDiversey, Inc. will reflect the effects of the Transactions only from the date of completion of the Transactions. In addition, the unaudited pro forma condensed consolidated financial information reflects assumptions with respect to the debt financing for the Transactions, including but not limited to assumptions regarding the availability of each of the debt obligations at and after closing on financial terms currently contemplated and the interest rates applicable to each such obligation, that are subject to changes that may be material.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes and the financial statements and related notes and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2009.

JOHNSONDIVERSEY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF OCTOBER 2, 2009 (dollars in thousands)

	Historical (unaudited)	Pro Forma Adjustments (unaudited)		Pro Forma (unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$128,645	$—	(1)	$128,645
Restricted cash	22,079	—		22,079
Accounts receivable	549,294	83,310	(2)	632,604
Accounts receivable—related parties	106,960	(84,110)	(3)	22,850
Inventories	274,021	—		274,021
Deferred tax assets	36,584	—		36,584
Other current assets	173,113	5,738	(4)	178,851
Current assets of discontinued operations	115	—		115

Total current assets	1,290,811	4,938		1,295,749
Property, plant and equipment, net	409,420	—		409,420
Capitalized software, net	47,651	—		47,651
Goodwill	1,258,606	—		1,258,606
Other intangibles, net	226,483	—		226,483
Long-term receivables—related parties	—	—		—
Other assets	97,170	47,474	(4)	144,644
Noncurrent assets of discontinued operations	2,756	—		2,756

Total assets	$3,332,897	$52,412		$3,385,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$38,538	$—		$38,538
Current portion of long-term debt	17,144	1,072	(5)	18,216
Accounts payable	325,422	—		325,422
Accounts payable—related parties	66,958	(30,037)	(6)	36,921
Accrued expenses	477,690	(30,717)	(7)	446,973
Current liabilities of discontinued operations	4,390	—		4,390

Total current liabilities	930,142	(59,682)		870,460
Pension and other post-retirement benefits	282,441	—		282,441
Long-term borrowings	1,043,662	328,196	(5)	1,371,858
Deferred income taxes	113,158	(686)	(8)	112,472
Other liabilities	143,126	—		143,126
Noncurrent liabilities of discontinued operations	5,768	—		5,768

Total liabilities	2,518,297	267,828		2,786,125
Total stockholders’ equity	814,600	(215,416)	(9)	599,184

Total liabilities and stockholders’ equity	$3,332,897	$52,412		$3,385,309

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet As of October 2, 2009 (dollars in thousands)

(1)	Represents the following pro forma adjustments that adjust JohnsonDiversey, Inc.’s cash in accordance with the Transactions:

Repayment of existing debt
Repurchase or redemption of senior subordinated notes and repayment of indebtedness under existing senior secured credit facilities	$(1,052,412)
Payment of repurchase/redemption premiums on senior subordinated notes	(10,071)
Payment of accrued interest	(26,037)
Payment to terminate interest rate swaps	(4,680)
Repurchase of previously securitized accounts receivable	(83,310)

New debt
Cash proceeds (net of original issue discount)	1,381,680
New debt issuance costs	(63,587)

Settlement through Holdings
Amount paid by Unilever, relating to post-closing adjustments, associated with the acquisition of the DiverseyLever business in 2002	84,110
Amount paid to Unilever, relating to post-closing adjustments, associated with the acquisition of the DiverseyLever business in 2002	(11,768)
Amount paid to Unilever, under the sales agency arrangements carried in Accounts payable—related parties	(18,269)
Payment of dividend to Holdings	(195,656)

$—

(2)	Assumes the repurchase of previously securitized accounts receivable.

(3)	Represents the settlement of amounts paid by Unilever (see Note 1).

(4)	Represents the net adjustment to capitalized debt issuance costs:

	Other Current Assets	Other Assets	Total
Write-off of unamortized debt issuance costs on existing debt	$(4,551)	$(5,824)	$(10,375)
Capitalization of new debt issuance costs	10,289	53,298	63,587

Incremental Debt Issuance Costs	$5,738	$47,474	$53,212

(5)	Represents the pro forma adjustments to debt, assuming the following proceeds from new debt, less payment of existing debt:

	Historical (unaudited)	Pro Forma Adjustments (unaudited)	Pro Forma (unaudited)
Existing Debt
Term loan B	$425,375	$(425,375)	$—
Japan loan	8,394	—	8,394
Senior subordinated notes	627,037	(627,037)	—

New Debt
Euro term loan	$—	$500,000	$500,000
U.S. dollar term loan	—	450,000	450,000
Canadian dollar term loan	—	50,000	50,000
8.25% senior notes	—	400,000	400,000
Original issue discount	—	(18,320)	(18,320)

Total debt	1,060,806	329,268	1,390,074
Less: Current maturities of long-term debt	17,144	1,072	18,216

Total long-term debt	$1,043,662	$328,196	$1,378,858

The debt obligations set forth above reflect assumptions with respect to the debt financing for the Transactions, including but not limited to assumptions regarding the availability of each of the debt obligations at and after the closing of the Transactions on financial terms currently contemplated and the interest rates applicable to each such obligation, and that are subject to changes that may be material.

(6)	Represents the pro forma settlement of the following amounts paid to Unilever:

Paid to Unilever under the sales agency arrangements	$(18,269)
Paid to Unilever, relating to post-closing adjustments associated with the DiverseyLever acquisition in 2002	(11,768)

$(30,037)

(7)	Represents pro forma payment of the following accrued expenses:

Payment to terminate interest rate swaps	$(4,680)
Payment of accrued interest	(26,037)

$(30,717)

Three interest rate swaps with expiration dates of May 2010 are anticipated to be terminated in connection with the Transactions. These swaps were purchased to hedge our floating interest rate exposure on term loan B with a final maturity of December 2011. Pursuant to the Transactions, term loan B is to be settled and the interest rate swaps are to be terminated.

(8)	Represents the impact on deferred income taxes as a result of the pro forma adjustment related to write-off of unamortized debt issuance costs on existing debt.

(9)	Represent the following pro forma charges to stockholders’ equity:

Payment of dividend to Holdings	$(195,656)
Charges to retained earnings:
Write-off of unamortized debt issuance costs on existing debt	(10,375)
Tax impact of above write-off	686
Payment of redemption premium on existing debt	(10,071)

$(215,416)

The payment of dividend to Holdings represents the remittance of proceeds to Holdings to allow it to settle its redemption obligations with Unilever, repurchase the outstanding Holdings senior discount notes and pay accrued interest thereon and pay its share of transaction fees after receipt of equity investment funds.

JOHNSONDIVERSEY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED OCTOBER 2, 2009 (dollars in thousands)

	Historical (unaudited)	Pro Forma Adjustments (unaudited)		Pro Forma (unaudited)
Net sales:
Net product and service sales	$2,293,332	$—		$2,293,332
Sales agency fee income	19,271	—		19,271

	2,312,603	—		2,312,603
Cost of sales	1,364,905	—		1,364,905

Gross profit	947,698	—		947,698
Selling, general and administrative expenses	732,767	—		732,767
Research and development expenses	46,591	—		46,591
Restructuring expenses	8,162	—		8,162

Operating profit	160,178	—		160,178
Other (income) expense:
Interest expense	70,058	15,745	(1)	85,803
Interest income	(3,760)	2,138	(2)	(1,622)
Other income, net	(4,316)	—		(4,316)

Income before continuing operations before income taxes	98,196	(17,883)		80,313
Income tax provision	54,822	(141)	(3)	54,681

Income (loss) from continuing operations	43,374	(17,741)		25,633
Income (loss) from discontinued operations, net of income taxes	(857)	(198)	(3)	(1,055)

Net income (loss)	$42,517	$(17,939)		$24,578

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Nine Months Ended October 2, 2009 (dollars in thousands)

(1)	Represents the pro forma incremental interest expense resulting from the new debt, assuming an overall weighted average interest rate of 6.77% on all indebtedness. This pro forma adjustment also includes the amortization of debt issuance costs associated with the new debt. The interest expense pro forma adjustment consists of the following:

Estimated interest expense on new debt	$69,377
Adjust for interest expense on retired debt	(54,960)
Amortization of new debt issuance costs and discounts	9,489
Adjust for amortization of debt issuance costs for retired debt	(3,379)
Actual interest rate swap contract expense	(4,783)

Incremental interest expense	$15,745

The estimated interest rate set forth above is solely for illustrative purposes and reflects assumptions with respect to the debt financing for the Transactions, including but not limited to assumptions regarding the availability of each of the debt obligations at and after closing on financial terms currently contemplated and the interest rates applicable to each such obligation, that are subject to changes that may be material.

In addition, the estimated interest rate set forth above, and the associated interest payments to be made by JohnsonDiversey, Inc. and subsidiaries are subject to negotiation of the definitive debt financing documents and the expected issuance of the senior notes pursuant to a private placement.

An increase or decrease in the weighted average interest rate on new debt by 12.5 basis points will decrease or increase earnings before provision for income taxes, as the case may be by approximately $1.3 million.

(2)	Represents the pro forma de-recognition of interest income on net amounts owed by Unilever.

(3)	Represents the income tax effect of the preceding pro forma adjustments. The pro forma adjustments increasing or decreasing non-U.S. pre-tax income from continuing operations have been tax-effected using the relevant statutory income tax rates to arrive at an estimated 12-month effective income tax rate, which is then applied to year-to-date pre-tax income from continuing operations. The pro forma adjustments increasing U.S. pre-tax loss from continuing operations allows for an additional income tax benefit in continuing operations. In accordance with ASC Topic 740, Income Taxes, the income tax benefit from use of the pre-tax loss from continuing operations to offset income in other comprehensive income is reported as an income tax benefit for continuing operations. The income tax benefit is first allocated to continuing operations with any remaining income tax benefit allocated to discontinued operations. Due to the pro forma adjustments increasing the U.S. pre-tax loss from continuing operations all the income tax benefit is being allocated to continuing operations and none to discontinued operations.

JOHNSONDIVERSEY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE TWELVE MONTHS ENDED OCTOBER 2, 2009 (dollars in thousands)

	Historical (unaudited)	Pro Forma Adjustments (unaudited)		Pro Forma (unaudited)
Net sales:
Net product and service sales	$3,079,154	$—		$3,079,154
Sales agency fee income	25,915	—		25,915

	3,105,069	—		3,105,069
Cost of sales	1,858,708	—		1,858,708

Gross profit	1,246,361	—		1,246,361
Selling, general and administrative expenses	982,428	—		982,428
Research and development expenses	62,783	—		62,783
Restructuring expenses	51,969	—		51,969

Operating profit	149,181	—		149,181
Other (income) expense:
Interest expense	96,123	25,246	(1)	121,369
Interest income	(5,457)	2,866	(2)	(2,591)
Other income, net	677	—		677

Income before continuing operations before income taxes	57,838	(28,112)		29,726
Income tax provision	51,212	4,142	(3)	55,354

Income (loss) from continuing operations	6,626	(32,253)		(25,627)
Income (loss) from discontinued operations, net of income taxes	(940)	(3,264)	(3)	(4,204)

Net income (loss)	$5,686	$(35,517)		$(29,831)

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Twelve Months Ended October 2, 2009 (dollars in thousands)

(1)	Represents the pro forma incremental interest expense resulting from the new debt, assuming an overall weighted average interest rate of 7.04% on all indebtedness. This pro forma adjustment also includes the amortization of debt issuance costs associated with the new debt. The interest expense pro forma adjustment consists of the following:

Estimated interest expense on new debt	$97,555
Adjust for interest expense on retired debt	(75,534)
Amortization of new debt issuance costs and discounts	13,571
Adjust for amortization of debt issuance costs for retired debt	(4,540)
Actual interest rate swap contract expense	(5,807)

Total interest cost differential	$25,246

The estimated interest rate set forth above is solely for illustrative purposes and reflects assumptions with respect to the debt financing for the Transactions, including but not limited to assumptions regarding the availability of each of the debt obligations at and after closing on financial terms currently contemplated and the interest rates applicable to each such obligation, that are subject to changes that may be material.

In addition, the estimated interest rate set forth above, and the associated interest payments to be made by JohnsonDiversey, Inc. and subsidiaries are subject to negotiation of the definitive debt financing documents and the expected issuance of the senior notes pursuant to a private placement.

An increase or decrease in the weighted average interest rate on new debt by 12.5 basis points will decrease or increase earnings before provision for income taxes, as the case may be by approximately $1.7 million.

(2)	Represents the pro forma de-recognition of interest income on net amounts owed by Unilever.

(3)	Represents the income tax effect of the preceding pro forma adjustments. The continuing and discontinued operations income tax provision for the twelve months ended October 2, 2009 has been calculated according to GAAP tax accounting rules that apply to a year end statement. The pro forma adjustments increasing or decreasing non-U.S. pre-tax income from continuing operations have been tax-effected using the relevant statutory income tax rates.

JOHNSONDIVERSEY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2008

(dollars in thousands)

	Historical (audited)	Pro Forma Adjustments (unaudited)		Pro Forma (unaudited)
Net sales:
Net product and service sales	$3,280,857	$—		$3,280,857
Sales agency fee income	35,020	—		35,020

	3,315,877	—		3,315,877
Cost of sales	1,990,082	—		1,990,082

Gross profit	1,325,795	—		1,325,795
Selling, general and administrative expenses	1,067,732	—		1,067,732
Research and development expenses	67,077	—		67,077
Restructuring expenses	57,291	—		57,291

Operating profit	133,695	—		133,695
Other (income) expense:
Interest expense	105,400	40,021	(1)	145,721
Interest income	(7,680)	2,749	(2)	(4,931)
Other income, net	5,671	—		5,671

Income before continuing operations before income taxes	30,304	(42,770)		(12,466)

Income tax provision	57,531	(7,211)	(3)	50,320

Income (loss) from continuing operations	(27,227)	(35,559)		(62,786)
Income from discontinued operations, net of income taxes	15,465	(4,764)	(3)	10,701

Net loss	$(11,762)	$(40,322)		$(52,084)

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2008

(dollars in thousands)

(1)	Represents the pro forma incremental interest expense resulting from the new debt, assuming an overall weighted average interest rate of 8.41% on all indebtedness. This pro forma adjustment also includes the amortization of debt issuance costs associated with the new debt. The interest expense pro forma adjustment consists of the following:

Estimated interest expense on new debt	$115,930
Adjust for interest expense on retired debt	(83,775)
Amortization of new debt issuance costs and discounts	16,119
Adjust for amortization of debt issuance costs for retired debt	(4,533)
Actual interest rate swap contract expense	(3,720)

Total interest cost differential	$40,021

The estimated interest rate set forth above is solely for illustrative purposes and reflects assumptions with respect to the debt financing for the Transactions, including but not limited to assumptions regarding the availability of each of the debt obligations at and after closing on financial terms currently contemplated and the interest rates applicable to each such obligation, that are subject to changes that may be material.

In addition, the estimated interest rate set forth above, and the associated interest payments to be made by JohnsonDiversey, Inc. and/or one or more of our subsidiaries, are subject to negotiation of the definitive debt financing documents and the expected issuance of the senior notes pursuant to a private placement.

An increase or decrease in the weighted average interest rate on new debt by 12.5 basis points will decrease or increase earnings before provision for income taxes, as the case may be by approximately $1.7 million.

(2)	Represents the pro forma de-recognition of interest income on net amounts owed by Unilever.

(3)	Represents the income tax effect of the preceding pro forma adjustments. The pro forma adjustments increasing or decreasing non-U.S. pre-tax income from continuing operations have been tax-effected using the relevant statutory income tax rate. The pro forma adjustments increasing U.S. pre-tax loss from continuing operations allows for an additional income tax benefit in continuing operations. The additional income tax benefit in continuing operations is offset by recording additional income tax expense in discontinued operations. In accordance with ASC Topic 740, Income Taxes, the income tax benefit from use of the pre-tax loss from continuing operations to offset income in discontinued operations is reported as an income tax benefit for continuing operations.